UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K



                         Current Report
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of report (Date of earliest event reported) February 6, 1997

                      CUC International Inc.
           (Exact name of Registrant as specified in charter)


             Delaware               1-10308              06-0918165
(State or other jurisdiction      (Commission         (I.R.S. Employer
  of  incorporation)              File Number)       Identification No.)


       707 Summer Street
     Stamford, Connecticut                                06901
(Address of principal executive offices)                (Zip Code)


                             (203)324-9261
            (Registrant's telephone number, including area code)


                            Not applicable
(Former name or former address, if changed since last report.)



ITEM 5.   OTHER EVENTS


Post-Merger Financial Results


On January 6, 1997, Plextel Holdings, Inc. ("Holdings"), a wholly-owned subsidiary of CUC International Inc. (the "Company"), acquired all of the issued and outstanding capital stock of Plextel Telecommunications, Inc. ("Plextel"), pursuant to the terms of a Stock Purchase Agreement dated November 26, 1996 among the Company, Holdings, Plextel and the former stockholders of Plextel. Plextel operates an affinity-based, computerized dating service. This acquisition is being accounted for as a pooling-of-interests.

The following is a summary of certain interim financial results of the Company, on a consolidated basis, reflecting the combined operations of the Company and Plextel.

For the one-month period ended February 6, 1997, the Company had consolidated revenues and net income of approximately $220 million and $32 million ($.08 per share), respectively. The weighted average number of Company common shares outstanding for this period was approximately 414.7 million shares.




                            SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                           CUC International Inc.
                          (Registrant)





Date: February 26, 1997   By: COSMO CORIGLIANO
                              Cosmo Corigliano - Senior Vice President
                              and Chief Financial Officer
                              (Principal Financial and Accounting Officer)